UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report February 8, 2021

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½

Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 8, 2021, Enservco Corporation (the “Company,” “us” or “we”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (“AGP”), as representative (the “Representative”) for the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering (the “Offering”) by the Company of an aggregate of 3,652,173 shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”). The price to the public for the shares of Common Stock in the Offering was $2.30 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase up to 547,825 additional shares of Common Stock to cover over-allotments, which was exercised by the Underwriters in full on February 9, 2021.

The net proceeds to the Company from the Offering are expected to be approximately $8.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for repayment of approximately $3.0 million of its existing debt issued to East West Bank and for working capital purposes. The Offering closed on February 11, 2021.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 90 days following February 11, 2021 without the prior written consent of the Representative, subject to customary exceptions.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-252275), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 21, 2021, as amended, and which became effective on February 8, 2021, and the Company’s registration statement on Form S-1 (File No. 333-252881), filed by the Company with the SEC pursuant to Rule 462(b) or the Securities Act on February 9, 2021, which became effective automatically upon filing.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Underwriting Agreement and the Underwriting Agreement is not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to the Underwriting Agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Electronic copies of the final prospectus relating to the Offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 at (212) 813-1047, or from the above-mentioned SEC website.

Item 8.01     Other Events.

In connection with the Offering, on February 8, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 8, 2021, with A.G.P./Alliance Global Partners, as representative of the several underwriters.
99.1	Press release dated February 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 12, 2021.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chairman